	Exhibit 10.1

Notice of Grant of Restricted Stock And Restricted Stock Agreement – Director	MTS SYSTEMS CORPORATION
	ID: 41-0908057
	14000 Technology Drive
	Eden Prairie, MN 55344

«First» «MI» «Last»	Plan:	2011
«Address»	ID:	«ID»
«M_2nd_Line»
«City» «Rg» «Postal_code»

Effective «Grant_Date», you (the “Participant”) have been granted «Shares» shares of MTS SYSTEMS CORPORATION (the “Company”) common stock pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”), subject to restrictions on your right to transfer the Shares.

The total value of the Shares on the date of grant is $__________

The dates for lapse of the restrictions shown below are for illustration purposes only, based on the anticipated dates for future Shareholder Meetings. Restriction on Shares under this Grant will lapse with respect to the number of Shares on the actual date of the Annual Shareholders Meeting each year, without regard to the dates listed below, and are subject to earlier lapse as described in the Plan:

Shares	Date Restriction Lapse
«SharesY1»	«DateY1»
«SharesY2»	«DateY2»
«SharesY2»	«DateY3»

By accepting this grant via your signature below, you and the Company agree that the Restricted Stock evidenced by this Restricted Stock Agreement is subject to the following:

A.

This Agreement and the Shares are governed by all the terms, provisions and conditions set forth in the Company’s 2011 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Director Restricted Stock Grants adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, which are incorporated herein.

B.

If you serve as a director of the Company for ten or more years and thereafter retire as a director, all restrictions on transfer shall lapse immediately on the date you cease to be a director (other than your removal for Cause as defined in the Plan).

C.

The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued under this Agreement at the time of amendment or termination without your consent.

«Grant_Date»
MTS SYSTEMS CORPORATION	Date

EMPLOYEE	Date